EXHIBIT (17)

                       REGIONS MORGAN KEEGAN SELECT FUNDS

             REGIONS MORGAN KEEGAN SELECT LEADER GROWTH EQUITY FUND
                REGIONS MORGAN KEEGAN SELECT LEADER BALANCED FUND
           REGIONS MORGAN KEEGAN SELECT LEADER INTERMEDIATE BOND FUND
            REGIONS MORGAN KEEGAN SELECT LEADER TAX-EXEMPT BOND FUND
            REGIONS MORGAN KEEGAN SELECT GOVERNMENT MONEY MARKET FUND
                                (each, a "Fund")

            THIS SOLICITATION IS BEING MADE ON BEHALF OF THE BOARD OF
                TRUSTEES OF REGIONS MORGAN KEEGAN SELECT FUNDS.

The undersigned shareholder, by completing this form, does thereby appoint Charles D. Maxwell and J. Thompson Weller, and each of them, with power of substitution, attorneys and proxies of the undersigned, and does thereby request that all shares of the Fund(s) which the undersigned is entitled to vote be cast as directed at the Special Meeting of Shareholders of Regions Morgan Keegan Select Funds (the "Trust"), to be held on November 18, 2005 at 11:00 a.m., Central Time, at the offices of the Trust, 50 North Front Street, 21st Floor, Memphis, Tennessee 38103, and at any adjournment thereof.

FUND AND TOTAL SHARES              PLEASE VOTE, DATE, SIGN EXACTLY
AS SHOWN BELOW                     AS YOUR NAME APPEARS BELOW, AND RETURN
                                   THIS FORM IN THE ENCLOSED SELF-ADDRESSED
                                   ENVELOPE.

                                   NOTE: The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Combined Proxy Statement and Prospectus, and revokes any proxy heretofore given with respect to the votes covered by this proxy.

                                   Dated:  ________________, 2005


                                   ------------------------------
                                   (Signature)


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              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

If you complete and sign the proxy, we will vote it exactly as you tell us. The proxies are authorized to vote in their discretion upon any matters as may properly come before the meeting or any adjournments of the meeting.

IF YOU SIMPLY SIGN THE PROXY, OR FAIL TO PROVIDE YOUR VOTING INSTRUCTIONS ON A PROPOSAL, THE PROXIES WILL VOTE FOR THE PROPOSAL.

THE TRUSTEES RECOMMEND A VOTE FOR APPROVAL OF THE FOLLOWING PROPOSALS:

1.  REGIONS MORGAN KEEGAN              FOR      [  ]
SELECT LEADER GROWTH EQUITY
FUND:                                  AGAINST  [  ]

PROPOSAL TO APPROVE A PLAN OF          ABSTAIN  [  ]
REORGANIZATION BETWEEN REGIONS
MORGAN KEEGAN SELECT LEADER
GROWTH EQUITY FUND AND REGIONS
MORGAN KEEGAN SELECT GROWTH
FUND

2.  REGIONS MORGAN KEEGAN              FOR      [  ]
SELECT LEADER BALANCED FUND:
                                       AGAINST  [  ]
PROPOSAL TO APPROVE A PLAN OF
REORGANIZATION BETWEEN REGIONS         ABSTAIN  [  ]
MORGAN KEEGAN SELECT LEADER
BALANCED FUND AND REGIONS
MORGAN KEEGAN SELECT BALANCED
FUND

3.  REGIONS MORGAN KEEGAN              FOR      [  ]
SELECT LEADER INTERMEDIATE BOND
FUND:                                  AGAINST  [  ]

PROPOSAL TO APPROVE A PLAN OF          ABSTAIN  [  ]
REORGANIZATION BETWEEN REGIONS
MORGAN KEEGAN SELECT LEADER
INTERMEDIATE BOND FUND AND
REGIONS MORGAN KEEGAN SELECT
FIXED INCOME FUND

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

4.  REGIONS MORGAN KEEGAN              FOR      [  ]
SELECT LEADER TAX-EXEMPT BOND
FUND:                                  AGAINST  [  ]

PROPOSAL TO APPROVE A PLAN OF          ABSTAIN  [  ]
REORGANIZATION BETWEEN REGIONS
MORGAN KEEGAN SELECT LEADER
TAX-EXEMPT BOND FUND AND
REGIONS MORGAN KEEGAN SELECT
INTERMEDIATE TAX EXEMPT BOND
FUND

5.  REGIONS MORGAN KEEGAN              FOR      [  ]
SELECT GOVERNMENT MONEY
MARKET FUND:                           AGAINST  [  ]

PROPOSAL TO APPROVE A PLAN OF          ABSTAIN  [  ]
REORGANIZATION BETWEEN REGIONS
MORGAN KEEGAN SELECT
GOVERNMENT MONEY MARKET FUND
AND REGIONS MORGAN KEEGAN
SELECT LEADER MONEY MARKET
FUND



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